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                                                        Exhibit 21.1

                         DSC COMMUNICATIONS CORPORATION

                    Subsidiaries                        Incorporated in
                    ------------                        ---------------

DSC Communications (Asia Pacific) PTE LTD               Singapore
DSC Communications (Cayman) Ltd.                        Cayman Islands
DSC Communications (Far East) Limited                   Hong Kong
DSC Communications A/S                                  Denmark
DSC Communications Canada Inc.                          Canada
DSC Communications Dedicom A/S                          Denmark
DSC Communications France S.A.                          France
DSC Communications (India) Private Limited              India
DSC Communications Ireland                              Ireland
DSC Communications Ireland Holdings Ltd.                Ireland
DSC Communications Italia S.r.l.                        Italy
DSC Communications Limited                              United Kingdom
DSC Communications (Nederland) B.V./                    (1)
        Sildor Investments B.V.
DSC Communications Polska Sp.Z.o.o.                     Poland
DSC Communications PTY. Ltd.                            Australia
DSC Communications Technics Ltd.                        United Kingdom
DSC Communicaciones de Costa Rica, S.A.                 Costa Rica
DSC Communicaciones de Mexico, S.A.                     Mexico
DSC Communicacoes Ltda.                                 Brazil
DSC Finance Corporation                                 Delaware
DSC Finance PTY Ltd.                                    Australia
DSC Global Export Ltd.                                  Barbados
DSC International Corporation                           Delaware
DSC Japan Inc.(2)                                       Japan
DSC Kommunikationsdienste GmbH                          Germany
DSC Korea, Inc.                                         Delaware
DSC Local Networks (Europe) Limited                     United Kingdom
DSC Marketing Services, Inc.                            Delaware
DSC of Purerto Rico, Inc.                               Delaware
DSC of the Virgin Islands, Inc.                         Virgin Islands
DSC Taiwan, Inc.                                        Delaware
DSC Telecom Inc.                                        Nevada
DSC Telecommunications Corporation                      Delaware
Fibcom India Limited(3)                                 India
Netman A/S(4)                                           Denmark
TMN A/S(5)                                              Denmark
TMN Udvikling I/S                                       Denmark

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(1) Incorporated in The Netherlands and Delaware; name changed in The
        Netherlands 10/11/96; name change in Delaware in process
(2) Jointly-owned with Mitsubishi Corporation
(3) Jointly-owned company with Indian Telephone Industries Ltd. and The Industrialisation Fund for Developing Countries
(4) Jointly-owned company with Digital Equipment Corporation
(5) Participant in a partnership, TMN Udvikling I/S, with Copenhagen Telephone and Jutland Telephone